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                                                                  EXHIBIT (p)(1)

                          MATTHEWS INTERNATIONAL FUNDS

                                 CODE OF ETHICS

                                     GENERAL
                                     -------

This Code of Ethics of Matthews International Funds (the "Trust") is adopted on August 12, 1994, pursuant to the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended, and shall apply to each series of shares of the Trust. Each reference to "Trust" in the Code of Ethics shall be deemed to apply to each of the existing and all future Funds of the Trust, in addition to Matthews Pacific Tiger Fund and Matthews Asian Convertible Securities Fund.

    1.   DEFINITIONS.

         (1) "Access Person" means each officer and director of the Trust and its investment adviser and any employee of these organizations, who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and any natural person in a control relationship to the Trust or its investment adviser who obtains information with respect to the Trust with regard to the purchase or sale of a security.

         (2) "Security" shall have the meaning set forth in Section 2(a) (36) of the Investment Company Act of 1940 except securities issued by the Government of the United States or by federal agencies and which are direct obligations of the United States, bankers' acceptances, certificates of deposit, commercial paper and shares of registered open-end investment companies.

         (3) A "security held or to be acquired" means a security which, within the most recent 15 days (i) is or has been held by the Trust; or
              (ii) is being or has been considered by the Trust or its investment adviser for purchase by the Trust, and includes the writing of an option to purchase or sell a security.

         (4) "Beneficial Ownership" shall have the meaning ascribed thereto under Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

    2.   PROHIBITIONS.

         No Access Person of the Trust:

          (a) In connection with the purchase or sale by such person of a security held or to be acquired by the Trust:

               (i) shall employ any device, scheme or artifice to defraud the Trust;




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                             CODE OF ETHICS (CONT.)

               (ii) make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

               (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

               (iv) engage in any manipulative practice with respect to the
                    Trust.

         (b) Shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his actual knowledge at the time of such purchase or sale:

               (i)   is being considered for purchase or sale by the Trust; or

               (ii)   is then being purchased or sold by the Trust.

    3.   EXEMPTED TRANSACTIONS.

         The prohibitions of Section 2 of this Code shall not apply to:

         (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

         (b) Purchases or sales of securities which are not eligible for purchase or sale by the Trust.

         (c) Purchases or sales which are non-volitional on the part of either the Access Person or the Trust.

         (d) Purchases which are part of an automatic dividend reinvestment plan.

         (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.






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                             CODE OF ETHICS (CONT.)

    4.   PROCEDURAL MATTERS.

         (a)  The Secretary of the Trust shall:

               (i) Furnish a copy of this Code to each Access Person of the Trust.

               (ii) Notify each such Access Person of his obligation to file reports as provided by Section 5 of this Code.

               (iii)Report to the Board of Trustees the facts contained in any reports filed with the Secretary pursuant to Section 5 of this Code when any such report indicates that an Access Person engaged in a transaction in a security held or to be acquired by the Trust.

               (iv) Maintain the records required by paragraph (d) of Rule
                    17j-1.

    5.   REPORTING.

         (a) Every Access Person shall report to the Trust the information described in Section 5(c) of this Code with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

         (b) A disinterested trustee of the Trust need only report a transaction in a security if such director, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a director of the Trust, should have known that, during the 15-day period immediately preceding the date of the transaction by the director, such security was purchased or sold by the Trust or was being considered for purchase or sale by its investment adviser.

         (c) Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

               (i) the date of the transaction, the title and the number of shares, and the principal amount of each security involved;








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                             CODE OF ETHICS (CONT.)

               (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (iii)the price at which the transaction was effected; and

               (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

         (d) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

    6.   VIOLATIONS.

         Upon being apprised of facts which indicate that a violation of this Code may have occurred, the Board of Trustees of the Trust shall determine whether, in their judgment, the conduct being considered did in fact violate the provisions of this Code. If the Board of Trustees determines that a violation of the Code has occurred, the Board may impose such sanctions as it deems appropriate in the circumstances. If the person whose conduct is being considered by the Board is a trustee of the Trust, he shall not be eligible to participate in the judgment of the Board as to whether a violation exists or in whether, or to what extent, sanctions should be imposed.









Originally Adopted: August 12, 1994
Last Reviewed: October 15, 1999







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                          MATTHEWS INTERNATIONAL FUNDS

  Securities Transactions Report For the Calendar Quarter Ended:
Month/Day/Year

To the Secretary of the Trust:

         During the quarter referred to above, the following transactions were effected in securities in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Trust.

---------------- ----------------- ----------------- ----------------- ----------------- ----------- ----------------------
Security         Date of           Number of         Dollar            Nature of         Price       Broker/Dealer
                 Transaction       Shares or         Amount            Trans-                        or Bank
                                   Principal         of Trans-         action                        through Whom
                                   Amount            action            (Purchase,                    Effected
                                                                       Sale,
                                                                       Other)
---------------- ----------------- ----------------- ----------------- ----------------- ----------- ----------------------
---------------- ----------------- ----------------- ----------------- ----------------- ----------- ----------------------

---------------- ----------------- ----------------- ----------------- ----------------- ----------- ----------------------

---------------- ----------------- ----------------- ----------------- ----------------- ----------- ----------------------

---------------- ----------------- ----------------- ----------------- ----------------- ----------- ----------------------

---------------- ----------------- ----------------- ----------------- ----------------- ----------- ----------------------

         This report (i) excludes transactions with respect to which I had no direct or indirect influence, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

         NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and registered open-end investment Companies.

         Disinterested director are not required to make a report except where such director knew or should have known that during the 15-day period immediately preceding the date of the transaction by the director, such security was purchased or sold by a Fund or was being considered for purchase by its investment adviser.

Date:__________________________      Signature:______________________________

                                     Print Name:_____________________________

                                     Title    :______________________________

                                     Employer's Name:________________________




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